UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 15, 2011

National Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

120 Broadway, 27th Floor
New York, New York 10271
(Address of Principal Executive Offices)

(212) 417-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

National Holdings Corporation (the “Company”) held its annual meeting of shareholders on Friday, April 15, 2011, at the offices of the Company, 120 Broadway, 27th Floor, New York, New York 10271 at 10 a.m. Eastern Standard Time.  Shareholders representing 7,905,996, or 38.64%, of the 20,458,322 shares of Common Stock and 11,346,568, or 86.61%, of the 13,100,692 shares of Preferred Stock entitled to vote were present in person or by proxy.  Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  At the annual meeting, management Proposals 1 and 2 were approved.  The proposals below are described in detail in the Company’s definitive proxy statement dated March 18, 2011 for the annual meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Marshall S. Geller	Paul J. Coviello

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Uncast
Marshall S. Geller	18,562,508	690,056	0	0	14,306,450
Paul J. Coviello	18,559,180	693,384	0	0	14,306,450

The terms of Jorge Ortega and Frank Plimpton, Class II Directors, and Mark Goldwasser, Leonard J. Sokolow, Robert W. Lautz, Jr. and Michael Weiss, Class III Directors, continued after the annual meeting.

Proposal 2

Votes cast for the approval of an amendment to the Company’s Certificate of Incorporation to increase the amount of authorized shares of Common Stock from 50 million to 150 million shares, and to increase the amount of authorized shares of Preferred Stock from 200,000 to 10 million shares were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
18,971,891	213,268	67,405	0	14,306,450

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: April 20, 2011	By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
President